Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of December 5, 2021, among Jack in the Box Inc., a Delaware corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of a wholly-owned Subsidiary of Parent (“Merger Sub”) with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose and vote the number of shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) and other securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such shares, collectively, the “Shares”) set forth to the right of such Holder’s name on Schedule A hereto (with respect to such Holder, such Holder’s “Owned Shares” and, together with any New Shares (as defined below), such Holder’s “Subject Shares”);

WHEREAS, as of the date hereof, the Holders collectively hold (a) 6.6% of the issued and outstanding Company Common Stock, and (b) 6.6% of the voting power of the Company Common Stock; and

WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent and each Holder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

Section 1.01          Definitions.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

Section 1.02          Interpretation.

(a)          When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms “or”, “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States.  References to a Person are also to its permitted assigns and successors.

(b)          The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Representations and Warranties of Each Holder

Each Holder hereby represents and warrants, severally and not jointly, to Parent that:

Section 2.01          Organization.  If such Holder is not an individual, such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under Applicable Law) under the laws of the jurisdiction of its incorporation or organization.

Section 2.02          Ownership of Subject Shares.  Except to the extent any Owned Shares or New Shares are Transferred in accordance with Section 4.02, the Owned Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) and owned of record by such Holder.  Such Holder is the beneficial owner of, and has, with respect to the Owned Shares, and will have with respect to the New Shares, good and marketable title to, the Subject Shares, free and clear of all Liens, except for any Liens created by this Agreement, imposed by applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.  Such Holder does not, and will not, beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares other than the Subject Shares.  Except as contemplated by this Agreement, such Holder has the sole right to vote (including the right to control such vote as contemplated herein) the Subject Shares, and no Subject Share is subject to any voting trust or other agreement with respect to the voting thereof.  Such Holder has the sole right to dispose of the Subject Shares and the sole power to issue instructions with respect to the matters set forth herein, and the sole power to agree to all of the matters set forth in this Agreement, with no restrictions, subject to the applicable securities laws, on its rights of disposition of the Subject Shares.  Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “Transfer”), or cause to be Transferred any Subject Shares or otherwise relating to the Transfer of any Subject Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

Section 2.03          Authority; Execution and Delivery; Enforceability.  If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder.  If such Holder is an individual, such Holder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement.  This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).  If such Holder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Holder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

Section 2.04          No Conflicts; Governmental Approvals.

(a)          Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or (ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to such Holder or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Holder (including the Subject Shares) pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or any of its assets or properties is bound, except for any of the foregoing as would not individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

(b)          No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of its obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

Section 2.05          Litigation.  There is no pending or, to the knowledge of such Holder, threatened, legal or administrative proceeding, suit, arbitration, action or, to the knowledge of such Holder, investigation against such Holder or such Holder’s Affiliates, that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.  There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder or such Holder’s Affiliates that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder on a timely basis.

Section 2.06          Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.

Section 2.07          Parent Reliance; Merger Agreement Governs.  Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and the representations, warranties and covenants of such Holder contained herein. The Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE III

Representations and Warranties of Parent

Parent hereby represents and warrants to the Holders that:

Section 3.01          Organization.  Parent is a  corporation duly organized, validly existing and in good standing under the laws of Delaware.

Section 3.02          Authority; Execution and Delivery; Enforceability.  Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

Section 3.03          No Conflicts; Governmental Approvals.

(a)          Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions referenced in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to Parent or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, individually or in the aggregate, to prevent, impair or interfere with the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b)          Except as set forth in Section 5.03 of the Merger Agreement, no consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

ARTICLE IV

Covenants of Holders

Section 4.01          Agreement to Vote.

(a)          Each Holder agrees that at the Stockholders’ Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken (and at every postponement or adjournment, as applicable, thereof) and, with respect to the matters described below in clauses (ii)(A), (ii)(B) and (ii)(C), in connection with any action proposed to be taken by written consent of the holders of Shares:  (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the Merger Agreement or any other actions contemplated by the Merger Agreement is submitted for the consideration and vote of the stockholders of the Company to a later date if there are not proxies representing a sufficient number of shares of Common Stock to approve such matters on the date on which the meeting is held, and (ii) such Holder shall vote or cause to be voted at any such meeting (and at every postponement or adjournment thereof), or deliver or cause to be delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; and (B) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.  Except as explicitly set forth in this Section 4.01, nothing in this Agreement shall limit the right of a Holder to vote (or cause to be voted), including by proxy or written consent, if applicable,  in  favor  of,  or against  or  to  abstain  with  respect  to,  any  matters  presented  to  the stockholders of the Company.

(b)          Each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking (including without limitation any agreement or understanding with a Person to vote or give instructions in a manner inconsistent with this Section 4.01), and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.

(c)          Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders.  Furthermore, nothing contained in this Agreement shall require the Holders to:  (i) convert, exercise or exchange any option or convertible securities in order to obtain any underlying Shares or (ii) vote, or execute any consent with respect to, any Shares underlying such options or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

Section 4.02          Transfer and Other Restrictions.  Prior to the earlier of the Effective Time and the Termination Date, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person, (b) tender into any tender or exchange offer any Subject Shares, whether voluntarily, involuntarily, by operation or otherwise or (c) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any other Contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any Subject Shares, or deposit any Subject Shares into a voting trust.  Notwithstanding the foregoing, this Section 4.02 shall not prohibit (i) a Transfer of any Subject Shares by a Holder (A) if such Holder is an individual, to any immediate family member or lineal descendant of such Holder or a trust for the benefit of any such family member or lineal descendant, (B) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any Governmental Authority, by divorce decree or by will, intestacy or other similar law, (C) as Parent may agree (prior to such Transfer) in writing in its sole and absolute discretion, or (D) to an Affiliate of such Holder, so long as, in the case of each of the foregoing clauses (i)(A) through (i)(D), the assignee or transferee agrees to be bound by the terms of this Agreement to the same effect as such Holder and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent, or (ii) (A) the net settlement of such Holder’s options to purchase shares of Company Common Stock (to pay the exercise price thereof and any tax withholding obligations), (B) the net settlement of such Holder’s restricted stock units (including performance-based restricted stock units, if applicable) settled in shares of Company Common Stock (to pay any tax withholding obligations), (C) the exercise of such Holder’s options to purchase shares of Company Common Stock, to the extent such options would expire prior to the Effective Time, (D) the sale of a sufficient number of shares of Company Common Stock acquired upon exercise of such Holder’s options pursuant to the foregoing clause (C) or upon the settlement of such Holder’s restricted stock units, in each case as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by such Holder as a result of such exercise or settlement, (E) such Holder from selling Subject Shares under any written plan in effect on the date hereof providing for the trading of Shares in accordance with Rule 10b5-1 under the Exchange Act that has been disclosed and provided to Parent prior to the date hereof, or (F) any Transfer where such Holder retains sole direct and indirect voting control over its Subject Shares through the term of this Agreement.  Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void ab initio.

Section 4.03          No Solicitation.

(a)          From and after the date hereof until the Termination Date, each Holder agrees that it shall not, directly or indirectly, initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal. Each Holder agrees that it shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal.

(b)           Notwithstanding the foregoing, to the extent that the Company is permitted to engage in any of the restricted activities set forth in Section 4.03(a) pursuant to Sections 6.02 or 6.03 of the Merger Agreement, Holder and its controlled Affiliates may participate in such restricted activities, provided that such action by such Holder and its controlled Affiliates would be permitted to be taken by the Company pursuant to Sections 6.02 or 6.03 of the Merger Agreement.

Section 4.04          Stock Dividends, etc.  If between the date of this Agreement and the Effective Time the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares,” “New Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 4.05          Waiver of Appraisal Rights.  Each Holder hereby irrevocably and unconditionally waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under Applicable Law.

Section 4.06          Disclosure.  The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable law, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure.  Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Authority Parent’s identity and the nature of Parent’s obligations under this Agreement.  Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).

Section 4.07          Fiduciary Responsibilities.  Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action in his or her capacity as a director, officer or employee of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement.  However, for the avoidance of doubt, an Adverse Recommendation Change shall not relieve any such Holder of any obligation hereunder with respect to the Shares beneficially owned by such Holder or any New Shares.

Section 4.08          Additional Owned Shares.  Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement.  Each Holder agrees that any shares of Company Common Stock that such Holder purchases or with respect to which such Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date, including shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by such Holder that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such Holder’s “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Owned Shares on the date hereof.

ARTICLE V

General Provisions

Section 5.01          Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

If to Parent, to:

Jack in the Box Inc.
9357 Spectrum Center Blvd.
San Diego, California 92123
Attention:	Sarah Super, Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary
Email:	Sarah.Super@jackinthebox.com

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention:	Jonathan K. Layne; Andrew Friedman
Facsimile No.:	310-552-7053; 310-552-7067
Email:	JLayne@gibsondunn.com; AFriedman@gibsondunn.com

If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

McDermott Will & Emery LLP
444 West Lake Street
Suite 4000
Chicago, IL 60606
Attention:	Scott Williams; Eric Orsic
Facsimile No.:	1-312-984-7700
Email:	swilliams@mwe.com; eorsic@mwe.com

Section 5.02          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 5.03          Assignment.  This Agreement may not be assigned by operation of law or otherwise except (a) by any Holder, (i) with the prior written consent of Parent or (ii) to a transferee of Holder’s Shares in accordance with Section 4.02, or (b) by Parent, (i) to any of its Affiliates, or (ii) with the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares of the Holders; provided, that, in the case of clauses (a) and (b), any such assignment will not relieve the assigning party of its obligations under this Agreement.  Any assignment in contravention of the preceding sentence shall be null and void ab initio.

Section 5.04          Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the Schedule hereto) constitutes the entire agreement and supersedes all prior representations, conditions, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies.

Section 5.05          Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 5.06          Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.07          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 5.08          Jurisdiction; Service of Process.  The parties hereto agree that any action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts.  Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.01 or in any other manner permitted by law.

Section 5.09          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10          Specific Performance.

(a)          The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole.  It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action without the posting of a bond or undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement, including any requirement for the securing or posting of any bond in connection with such remedy.

(b)          Notwithstanding the parties’ rights to specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.  Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

Section 5.11          Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time.  The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies.  Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 5.12          Expenses.  Except as set forth herein or the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.

Section 5.13          Further Assurances.  Each Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger Agreement.

Section 5.14          Termination.  This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the Company Board or a committee thereof having effected an Adverse Recommendation Change, (d) the entry into or effectiveness of amendment, modification or waiver of the Merger Agreement that (i) reduces the amount or changes the form of the Per Share Merger Consideration or (ii) extends the End Date beyond October 31, 2022 and (e) with respect to any Holder, the mutual written agreement of such Holder and Parent (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (e), the “Termination Date”).  In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any intentional and material breach of this Agreement prior to such Termination Date; provided, that the provisions set forth in Article V shall survive the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

JACK IN THE BOX INC.

By:	/s/ Darin Harris
Name:	Darin Harris
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

HOLDERS:

Levy Family Partners LLC

By: LFP Management, LLC
Its: Manager

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Manager

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Manager

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Manager

By:	/s/ Sophia Stratton
Name:	Sophia Stratton
Title:	Manager

Lawrence F. Levy Revocable Trust dated December 23, 1988

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Trustee

Lawrence F. Levy

/s/ Lawrence F. Levy
Lawrence F. Levy

Ari Levy

/s/ Ari Levy
Ari Levy

[Signature Page to Voting Agreement]

Ari Levy 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee

Andrew S. Florsheim 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee

Robert B. Florsheim 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee

[Signature Page to Voting Agreement]

LFP Management, LLC

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Manager

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Manager

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Manager

By:	/s/ Sophia Stratton
Name:	Sophia Stratton
Title:	Manager

[Signature Page to Voting Agreement]

SCHEDULE A

Holder Name	Holder Address	Owned Shares	Shares Issuable Upon Exercise or Conversion of Options and RSUs
Levy Family Partners LLC	444 W. Lake Street #1900 Chicago, IL 60606	1,070,429	0
Lawrence F. Levy Revocable Trust dated December 23, 1988	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	322,873	0
Lawrence F. Levy	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	52,904	0
Ari Levy	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	492,597	0
Ari Levy 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	152,400	0
Andrew S. Florsheim 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	152,400	0
Robert B Florsheim 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	154,400	0
LFP Management	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	15,240	0
Total:		2,411,243